Exhibit 10.17

SOCIAL FINANCE, INC.

2011 STOCK PLAN

(As Amended and Restated as of November 5, 2019)

1.            Purposes of the Plan. The purposes of this Social Finance, Inc., 2011 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants, and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder. Restricted Stock and Restricted Stock Units may also be granted under the Plan.

2.	Definitions. As used herein, the following definitions shall apply:

(a)	“Administrator” means the Board or a Committee.

(b)          “Affiliate” means (i) an entity other than a Subsidiary which, together with the Company, is under common control of a third person or entity and (ii) an entity other than a Subsidiary in which the Company and /or one or more Subsidiaries own a controlling interest.

(c)           “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, any Stock Exchange rules or regulations, and the applicable laws, rules or regulations of any other country or jurisdiction where Awards are granted under the Plan or Participants reside or provide services, as such laws, rules, and regulations shall be in effect from time to time.

(d)          “Award” means any award of an Option, Restricted Stock or Restricted Stock Unit under the Plan.

(e)	“Board” means the Board of Directors of the Company.

(f)	“California Participant” means a Participant whose Award is issued in reliance on Section 25102(o) of the California Corporations Code.

(g)          “Cashless Exercise” means a program approved by the Administrator in which payment of the Option exercise price or tax withholding obligations or other required deductions may be satisfied, in whole or in part, with Shares subject to the Option, including by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Company) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of such amount.

(h)          “Cause” for termination of a Participant’s Continuous Service Status will exist (unless another definition is provided in an applicable Option Agreement, Restricted Stock Purchase Agreement, Restricted Stock Unit Agreement, employment agreement or other applicable written agreement) if the Participant’s Continuous Service Status is terminated for any of the following reasons: (i) Participant’s willful failure to perform his or her duties and responsibilities to the Company or Participant’s violation of any written Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in injury to the Company; (iii) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s material breach of any of his or her obligations under any written agreement or covenant with the Company. For purposes of clarity, a termination without “Cause” does not include any termination that occurs as a result of Participant’s death or Disability. The determination as to whether a Participant’s Continuous Service Status has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted to include any Subsidiary, Parent, Affiliate, or any successor thereto, if appropriate.

(i)           “Change of Control” means (i) a sale of all or substantially all of the Company’s assets; (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Company); or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of all of the Company’s then outstanding voting securities.

Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its purpose is to (i) change the state of the Company’s incorporation, (ii) create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, or (iii) obtain funding for the Company in a financing that is approved by the Company’s Board.

(j)	“Code” means the Internal Revenue Code of 1986, as amended.

(k)          “Committee” means one or more committees or subcommittees of the Board consisting of two (2) or more Directors (or such lesser or greater number of Directors as shall constitute the minimum number permitted by Applicable Laws to establish a committee or sub-committee of the Board) appointed by the Board to administer the Plan in accordance with Section 4 below.

(l)           “Common Stock” means the Company’s common stock, par value $0.00001 per share, as adjusted in accordance with Section 11 below.

(m)         “Company” means Social Finance, Inc., a Delaware corporation.

(n)          “Consultant” means any person or entity, including an advisor but not an Employee, that renders, or has rendered, services to the Company, or any Parent, Subsidiary or Affiliate and is compensated for such services, and any Director whether compensated for such services or not.

(o)          “Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of: (i) Company approved sick leave; (ii) military leave; (iii) any other bona fide leave of absence approved by the Company, provided that, if an Employee is holding an Incentive Stock Option and such leave exceeds 3 months, then, for purposes of Incentive Stock Option status only, such Employee’s service as an Employee shall be deemed terminated on the 1st day following such 3-month period and the Incentive Stock Option shall thereafter automatically become a Nonstatutory Stock Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy. Also, Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of a transfer between locations of the Company or between the Company, its Parents, Subsidiaries or Affiliates, or their respective successors, or a change in status from an Employee to a Consultant or from a Consultant to an Employee.

(p)	“Director” means a member of the Board.

(q)	“Disability” means “disability” within the meaning of Section 22(e)(3) of the Code.

(r)           “Employee” means any person employed by the Company, or any Parent, Subsidiary or Affiliate, with the status of employment determined pursuant to such factors as are deemed appropriate by the Company in its sole discretion, subject to any requirements of Applicable Laws, including the Code. The payment by the Company of a director’s fee shall not be sufficient to constitute “employment” of such director by the Company or any Parent, Subsidiary or Affiliate.

(s)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)           “Fair Market Value” means, as of any date, the per share fair market value of the Common Stock, as determined by the Administrator in good faith on such basis as it deems appropriate and applied consistently with respect to Participants. Whenever possible, the determination of Fair Market Value shall be based upon the per share closing price for the Shares as reported in The Wall Street Journal for the applicable date.

(u)          “Family Members” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

(v)          “Incentive Stock Option” means an Option intended to, and which does, in fact, qualify as an incentive stock option within the meaning of Section 422 of the Code.

(w)         “Involuntary Termination” means (unless another definition is provided in the applicable Option Agreement, Restricted Stock Purchase Agreement, Restricted Stock Unit Agreement, employment agreement or other applicable written agreement) the termination of a Participant’s Continuous Service Status other than for (i) death, (ii) Disability or (iii) for Cause by the Company or a Parent, Subsidiary, Affiliate or successor thereto, as appropriate.

(x)          “Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the Financial Industry Regulatory Authority (or any successor thereto).

(y)         “Nonstatutory Stock Option” means an Option that is not intended to, or does not, in fact, qualify as an Incentive Stock Option.

(z)         “Option” means a stock option granted pursuant to the Plan.

(aa)       “Option Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

(bb)       “Option Exchange Program” means a program approved by the Administrator whereby outstanding Options (i) are exchanged for Options with a lower exercise price, Restricted Stock, Restricted Stock Units, cash or other property or (ii) are amended to decrease the exercise price as a result of a decline in the Fair Market Value.

(cc)        “Optioned Stock” means Shares that are subject to an Option or that were issued pursuant to the exercise of an Option.

(dd)	“Optionee” means an Employee or Consultant who receives an Option.

(ee)       “Parent” means any corporation (other than the Company) in anunbroken chain of corporations ending with the Company if, at the time of grant of the Award, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(ff)         “Participant” means any holder of one or more Awards or Shares issued pursuant to an Award.

(gg)	“Plan” means this Social Finance, Inc., 2011 Stock Plan.

(hh)         “Restricted Stock” means Shares acquired pursuant to a right to purchaseor receive Common Stock granted pursuant to Section 8 below.

(ii)          “Restricted Stock Purchase Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of Restricted Stock granted under the Plan and includes any documents attached to such agreement.

(jj)          “Restricted Stock Unit” means an Award, granted under Section 8 below, based on the value of Common Stock that is an unfunded and unsecured promise of the Company to deliver Shares, cash, or other property upon the attainment of specified vesting or performance conditions, as determined by the Administrator and set forth in the Restricted Stock Unit Agreement.

(kk)       “Restricted Stock Unit Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of a Restricted Stock Unit granted the Plan and includes any documents attached to such under agreement.

(ll)          “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

(mm)      “Share” means a share of Common Stock, as adjusted in accordance with Section 11 below.

(nn)       “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

(oo)       “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of grant of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(pp)       “Ten Percent Holder” means a person who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary measured as of an Award’s date of grant.

3.           Stock Subject to the Plan. Subject to the provisions of Section 11 below, the maximum aggregate number of Shares that may be issued under the Plan is 86,788,426 Shares, all of which Shares may be issued under the Plan pursuant to Incentive Stock Options. The Shares issued under the Plan may be authorized, but unissued, or reacquired Shares. If an Award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unissued Shares that were subject thereto shall, unless the Plan shall have been terminated, continue to be available under the Plan for issuance pursuant to future Awards. In addition, any Shares which are retained by the Company upon exercise of an Award in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such Award shall be treated as not issued and shall continue to be available under the Plan for issuance pursuant to future Awards. Shares issued under the Plan and later forfeited to the Company due to the failure to vest or repurchased by the Company at the original purchase price paid to the Company for the Shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with the termination of a Participant’s Continuous Service Status) shall again be available for future grant under the Plan. Notwithstanding the foregoing, subject to the provisions of Section 11 below, in no event shall the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options exceed the number set forth in the first sentence of this Section 3 plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that again become available for future grant pursuant to the remaining provisions of this Section 3.

4.           Administration of the Plan.

(a)          General. The Plan shall be administered by the Board, a Committee appointed by the Board, or any combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by Applicable Laws, the Board may authorize one or more officers of the Company to make Awards under the Plan to Employees and Consultants (who are not subject to Section 16 of the Exchange Act) within parameters specified by the Board.

(b)          Committee Composition. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and dissolve a Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws and, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b-3 or Section 162(m) of the Code, to the extent permitted or required by such provisions.

(c)          Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its sole discretion:

(i)           to determine the Fair Market Value in accordance with Section 2(t) above, provided that such determination shall be applied consistently with respect to Participants under the Plan;

(ii)          to select the Employees and Consultants to whom Awards may from time to time be granted;

(iii)	to determine the number of Shares to be covered by each Award;

(iv)	to approve the form(s) of agreement(s) and other related documents used under the Plan;

(v)          to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when Awards may vest and/or be exercised (which may be based on performance criteria), the circumstances (if any) when vesting will be accelerated or forfeiture restrictions will be waived, and any restriction or limitation regarding any Award or the Shares subject thereto;

(vi)         to amend any outstanding Award or agreement related to any Shares subject to an Award, including any amendment adjusting vesting (e.g., in connection with a change in the terms or conditions under which such person is providing services to the Company), provided that no amendment shall be made that would materially and adversely affect the rights of any Participant without his or her consent;

(vii)        to determine whether and under what circumstances an Option or Restricted Stock Unit may be settled in cash under Section 7(c)(iii) below or 8 below, respectively, instead of Common Stock;

(viii)       subject to Applicable Laws, to implement an Option Exchange Program and establish the terms and conditions of such Option Exchange Program without consent of the holders of capital stock of the Company, provided that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Participant shall be made without his or her consent;

(ix)         to approve addenda pursuant to Section 14 below or to grant Awards to, or to modify the terms of, any outstanding Option Agreement, Restricted Stock Purchase Agreement, or Restricted Stock Unit Agreement or any agreement related to any Shares subject to an Award held by Participants who are foreign nationals or employed outside of the United States with such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions set forth in this Plan to the extent necessary or appropriate to accommodate such differences; and

(x)          to construe and interpret the terms of the Plan, any Option Agreement, Restricted Stock Purchase Agreement or Restricted Stock Unit Agreement, and any agreement related to any Shares subject to an Award, which constructions, interpretations and decisions shall be final and binding on all Participants.

(d)         Indemnification. To the maximum extent permitted by Applicable Laws, each member of the Committee (including officers of the Company, if applicable), or of the Board, as applicable, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or pursuant to the terms and conditions of any Award except for actions taken in bad faith or failures to act in good faith, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend any such claim, action, suit or proceeding before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation, Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any other power that the Company may have to indemnify or hold harmless each such person.

5.           Eligibility.

(a)          Recipients of Grants. Nonstatutory Stock Options, Restricted Stock and Restricted Stock Units may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees, provided that Employees of Affiliates shall not be eligible to receive Incentive Stock Options.

(b)          Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

(c)          ISO $100,000 Limitation. Notwithstanding any designation under Section 5(b) above, to the extent that the aggregate Fair Market Value of Shares with respect to which options designated as incentive stock options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess options shall be treated as nonstatutory stock options. For purposes of this Section 5(c), incentive stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an incentive stock option shall be determined as of the date of the grant of such option.

(d)         No Employment Rights. Neither the Plan nor any Award shall confer upon any Employee or Consultant any right with respect to continuation of an employment or consulting relationship with the Company (any Parent, Subsidiary or Affiliate), nor shall it interfere in any way with such Employee’s or Consultant’s right or the Company’s (Parent’s, Subsidiary’s or Affiliate’s) right to terminate his or her employment or consulting relationship at any time, with or without cause.

6.           Term of Plan. The Plan shall become effective upon its adoption by the Board and shall continue in effect for a term of 10 years unless sooner terminated under Section 13 below.

7.	Options.

(a)          Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than 10 years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be 5 years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

(b)          Option Exercise Price and Consideration.

(i)           Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following:

(1)          In the case of an Incentive Stock Option

a.           granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value on the date of grant;

b.          granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value on the date of grant;

(2)          Except as provided in subsection (3) below, in the case of a Nonstatutory Stock Option the per Share exercise price shall be such price as is determined by the Administrator, provided that, if the per Share exercise price is less than 100% of the Fair Market Value on the date of grant, it shall otherwise comply with all Applicable Laws, including Section 409A of the Code; and

(3)          Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(ii)          Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option and to the extent required by Applicable Laws, shall be determined at the time of grant) and may consist entirely of (1) cash; (2) check; (3) to the extent permitted under Applicable Laws, delivery of a promissory note with such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate (subject to the provisions of Section 152 of the Delaware General Corporation Law); (4) cancellation of indebtedness; (5) other previously owned Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised; (6) a Cashless Exercise; (7) such other consideration and method of payment permitted under Applicable Laws; or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

(c)	Exercise of Option.

(i)	General.

(1)          Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company, and Parent, Subsidiary or Affiliate, and/or the Optionee.

(2)          Leave of Absence. The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of Options shall be tolled during any leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave (unless otherwise required by Applicable Laws). Notwithstanding the foregoing, in the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Optionee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Optionee continued to provide services to the Company (or any Parent, Subsidiary or Affiliate, if applicable) throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(3)          Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.

(4)          Procedures for and Results of Exercise. An Option shall be deemed exercised when written notice of such exercise has been received by the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised and has paid, or made arrangements to satisfy, any applicable taxes, withholding, required deductions or other required payments in accordance with Section 9 below. The exercise of an Option shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(5)          Rights as Holder of Capital Stock. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of capital stock shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 below.

(ii)          Termination of Continuous Service Status. The Administrator shall establish and set forth in the applicable Option Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. To the extent that an Option Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee’s Continuous Service Status, the following provisions shall apply:

(1)          General Provisions. If the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified below, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan. In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement (and subject to this Section 7).

(2)          Termination other than Upon Disability or Death or for Cause. In the event of termination of an Optionee’s Continuous Service Status other than under the circumstances set forth in the subsections (3) through (5) below, such Optionee may exercise any outstanding Option at any time within 3 month(s) following such termination to the extent the Optionee is vested in the Optioned Stock.

(3)          Disability of Optionee. In the event of termination of an Optionee’s Continuous Service Status as a result of his or her Disability, such Optionee may exercise any outstanding Option at any time within 6 month(s) following such termination to the extent the Optionee is vested in the Optioned Stock.

(4)          Death of Optionee. In the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of any outstanding Option, or within 3 month(s) following termination of the Optionee’s Continuous Service Status, the Option may be exercised by any beneficiaries designated in accordance with Section 15 below, or if there are no such beneficiaries, by the Optionee’s estate, or by a person who acquired the right to exercise the Option by bequest or inheritance, at any time within 12 month(s) following the date the Optionee’s Continuous Service Status terminated, but only to the extent the Optionee is vested in the Optioned Stock.

(5)          Termination for Cause. In the event of termination of an Optionee’s Continuous Service Status for Cause, any outstanding Option (including any vested portion thereof) held by such Optionee shall immediately terminate in its entirety upon first notification to the Optionee of termination of the Optionee’s Continuous Service Status for Cause. If an Optionee’s Continuous Service Status is suspended pending an investigation of whether the Optionee’s Continuous Service Status will be terminated for Cause, all the Optionee’s rights under any Option, including the right to exercise the Option, shall be suspended during the investigation period. Nothing in this Section 7(c)(ii)(5) shall in any way limit the Company’s right to purchase unvested Shares issued upon exercise of an Option as set forth in the applicable Option Agreement.

(iii)         Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

8.           Restricted Stock and Restricted Stock Units.

(a)          Rights to Purchase or Settlement. When a right to purchase or receive Restricted Stock or receive Restricted Stock Units is granted under the Plan, the Company shall advise the recipient in writing of the terms, conditions and restrictions related to the offer, including, but not limited to the following: (i) for Restricted Stock, the number of Shares that such person shall be entitled to purchase, the price to be paid, if any (which shall be as determined by the Administrator, subject to Applicable Laws, including any applicable securities laws), and the time within which such person must accept such offer, and (ii) for Restricted Stock Units, the number of Restricted Stock Units that such person shall be entitled to receive. The permissible consideration for Restricted Stock, if any, shall be determined by the Administrator and shall be the same as is set forth in Section 7(b)(ii) above with respect to exercise of Options. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in Shares, cash or other property, or any combination thereof; provided that each Restricted Stock Unit shall be equal to one Share, or the cash equivalent of one Share as determined by the Fair Market Value on the date of settlement therefor. The offer to purchase or receive Shares shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator. The offer to receive settlement of Restricted Stock Units shall be accepted by execution of a Restricted Stock Unit Agreement in the form determined by the Administrator.

(b)          Restricted Stock Repurchase Option.

(i)           General. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Participant’s Continuous Service Status for any reason (including death or Disability) at a purchase price for Shares equal to the original purchase price paid by the purchaser to the Company for such Shares and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

(c)          Restricted Stock Units Vesting and Settlement.

(i)           General. The Administrator may, in its discretion, set vesting criteria for the Restricted Stock Units that must be met in order to be eligible to receive a payout pursuant to the Award (note that the Administrator may specify additional conditions which must also be met in order to receive a payout pursuant to the Award). Any such vesting criteria may be based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any applicable vesting criteria.

(ii)          Timing of Settlement. The settlement of earned Restricted Stock Units will be made upon the date(s) determined by the Administrator and may be subject to additional conditions, if any, each as set forth in the Restricted Stock Unit Agreement.

(d)         Leave of Absence. The Administrator shall have the discretion to determine at any time whether and to what extent the lapsing of Company repurchase rights of Restricted Stock and/or the vesting of an Award of Restricted Stock Units shall be tolled during any leave of absence; provided, however, that in the absence of such determination, such lapsing and/or vesting shall continue during any paid leave and shall be tolled during any unpaid leave (unless otherwise required by Applicable Laws). Notwithstanding the foregoing, in the event of military leave, the lapsing of Company repurchase rights of Restricted Stock and/or vesting of an Award of Restricted Stock Units shall be tolled during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Shares purchased pursuant to the Restricted Stock Purchase Agreement and/or the Restricted Stock Units received pursuant to the Restricted Stock Unit Agreement to the same extent as would have applied had the Participant continued to provide services to the Company (or any Parent, Subsidiary or Affiliate, if applicable) throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(e)          Other Provisions. The Restricted Stock Purchase Agreement and Restricted Stock Unit Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements and Restricted Stock Unit Agreements need not be the same with respect to each Participant.

(f)          Rights as a Holder of Capital Stock. Once the Restricted Stock is purchased, or the Restricted Stock Unit is settled in Shares, the Participant shall have the rights equivalent to those of a holder of capital stock, and shall be a record holder when his or her purchase or settlement and the issuance of the Shares is entered upon the records of the duly authorized transfer agent of the Company. However, prior to the time that Restricted Stock Units are settled, a holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement. The holders of Restricted Stock Units shall have no voting rights. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Restricted Stock is purchased, or the Restricted Stock Unit is settled, except as provided in Section 11 below.

9.           Taxes.

(a)          As a condition of the grant, vesting, exercise or settlement of an Award, the Participant (or in the case of the Participant’s death or a permitted transferee, the person holding, exercising or receiving the proceeds of the Award) shall make such arrangements as the Administrator may require for the satisfaction of any applicable U.S. federal, state, local or foreign tax, withholding, and any other required deductions or payments that may arise in connection with such Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(b)          The Administrator may, to the extent permitted under Applicable Laws, permit a Participant (or in the case of the Participant’s death or a permitted transferee, the person holding, exercising or receiving the proceeds of the Award) to satisfy all or part of his or her tax, withholding, or any other required deductions or payments by Cashless Exercise or by surrendering Shares (either directly or by stock attestation) that he or she previously acquired; provided that, unless specifically permitted by the Company, any such Cashless Exercise must be an approved broker-assisted Cashless Exercise or the Shares withheld in the Cashless Exercise must be limited to avoid financial accounting charges under applicable accounting guidance and any such surrendered Shares must have been previously held for any minimum duration required to avoid financial accounting charges under applicable accounting guidance. Any payment of taxes by surrendering Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission. Except as otherwise determined by the Administrator, the Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

10.         Non-Transferability of Options.

(a)          General. Except as set forth in this Section 10, Awards (or any rights of such Awards) may not be sold, pledged, encumbered, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Option may be exercised, during the lifetime of the holder of the Option, only by such holder or a transferee permitted by this Section 10.

(b)         Limited Transferability Rights. Notwithstanding anything else in this Section 10, the Administrator may in its sole discretion grant Nonstatutory Stock Options that may be transferred by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to Family Members. Notwithstanding the foregoing, beginning with (i) the period when the Company begins to rely on the exemption described in Rule 12h-1(f)(1) promulgated under the Exchange Act, as determined by the Board in its sole discretion, and (ii) ending on the earlier of (A) the date when the Company ceases to rely on such exemption, as determined by the Board in its sole discretion, or (B) the date when the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, an Option, or prior to exercise, the Shares subject to the Option, may not be pledged, hypothecated or otherwise transferred or disposed of, in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than to (i) persons who are Family Members through gifts or domestic relations orders, or (ii) to an executor or guardian of the Participant upon the death or disability of the Participant. Notwithstanding the foregoing sentence, the Board, in its sole discretion, may permit transfers to the Company or in connection with a Change of Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f).

11.         Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a)          Changes in Capitalization. Subject to any action required under Applicable Laws by the holders of capital stock of the Company, (i) the numbers and class of Shares or other stock or securities: (x) available for future Awards under Section 3 above and (y) covered by each outstanding Award, (ii) the exercise price per Share of each such outstanding Option, and (iii) any repurchase price per Share applicable to Shares issued pursuant to any Award, shall be automatically proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, combination, consolidation, reclassification of the Shares or subdivision of the Shares. In the event of any increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, a declaration of an extraordinary dividend with respect to the Shares payable in a form other than Shares in an amount that has a material effect on the Fair Market Value, a recapitalization (including a recapitalization through a large nonrecurring cash dividend), a rights offering, a reorganization, merger, a spin-off, split-up, change in corporate structure or a similar occurrence, the Administrator may make appropriate adjustments, in its discretion, in one or more of (i) the numbers and class of Shares or other stock or securities: (x) available for future Awards under Section 3 above and (y) covered by each outstanding Award, (ii) the exercise price per Share of each outstanding Option and (iii) any repurchase price per Share applicable to Shares issued pursuant to any Award, and any such adjustment by the Administrator shall be made in the Administrator’s sole and absolute discretion and shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. If, by reason of a transaction described in this Section 11(a) or an adjustment pursuant to this Section 11(a), a Participant’s Award agreement or agreement related to any Shares subject to an Award covers additional or different shares of stock or securities (or units representing additional or different shares of stock or securities), then such additional or different shares (and the units representing additional or different shares of stock or securities), and the Award agreement or agreement related to such Shares in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject thereto prior to such adjustment.

(b)         Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c)          Change of Control. Upon the occurrence of a Change of Control, each outstanding Award (vested or unvested) shall be subject to the agreement evidencing the Change of Control, which need not treat all outstanding Awards (or portion thereof) in an identical manner and need not obtain the consent of any Participant to such treatment. Such agreement, without the consent of any Participant, may dispose of Awards that are not vested as of the effective date of such Change of Control in any manner permitted by Applicable Laws, including (without limitation) the cancellation of such Awards without the payment of any consideration. Without limiting the foregoing, such agreement, without the consent of any Participant, may provide for one or more of the following with respect to Awards that are vested and exercisable as of the effective date of such Change of Control: (i) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation); (ii) the assumption of such outstanding Awards by the surviving corporation or its parent; (iii) the substitution by the surviving corporation or its parent of new options or equity awards for such Awards; (iv) the cancellation of such Awards and a payment to the Participants equal to the excess of (A) the Fair Market Value of the Shares subject to such Awards as of the closing date of such Change of Control over (B) the exercise price or purchase price for the Shares to be issued pursuant to the exercise of such Awards. Such payment shall be made in the form of cash, cash equivalents and/or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. If the exercise price or purchase price per Share of the Shares to be issued pursuant to the exercise of such Awards exceeds the Fair Market Value per Share of such Shares, as of the closing date of the Change of Control, then such Awards may be cancelled without making a payment to the Participants; or (v) the cancellation of such Awards for no consideration. Upon a Change of Control, all outstanding Awards shall terminate and cease to be outstanding, except to the extent such Awards have been continued or assumed, as described in subsections (i) and/or (ii) of this Section 11(c). Notwithstanding anything under this Plan, any Award agreement or otherwise, any escrow, holdback, earn-out or similar provisions agreed to pursuant to, or in connection with, a Change of Control shall, unless otherwise determined by the Board, apply to any payment or other right a Participant may be entitled to under this Plan, if any, to the same extent and in the same manner as such provisions apply generally to the holders of the Company’s Common Stock with respect to the Change of Control, but only to the extent permitted by Applicable Law, including (without limitation), Section 409A of the Code.

12.         Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator.

13.         Amendment and Termination of the Plan. The Board may at any time amend or terminate the Plan, but no amendment or termination shall be made that would materially and adversely affect the rights of any Participant under any outstanding Award, without his or her consent. In addition, to the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain the approval of holders of capital stock with respect to any Plan amendment in such a manner and to such a degree as required.

14.         Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of any Option, purchase of any Restricted Stock or settlement of Restricted Stock Unit, the Company may require the person exercising the Option, purchasing the Restricted Stock or receiving the settlement of a Restricted Stock Unit to represent and warrant at the time of any such exercise, purchase or settlement that the Shares are being purchased or received only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is advisable or required by Applicable Laws. Shares issued upon exercise of Options, purchase of Restricted Stock or settlement of Restricted Stock Units prior to the date, if ever, on which the Common Stock becomes a Listed Security shall be subject to a right of first refusal in favor of the Company pursuant to which the Participant will be required to offer Shares to the Company before selling or transferring them to any third party on such terms and subject to such conditions as is reflected in the applicable Option Agreement, Restricted Stock Purchase Agreement or Restricted Stock Unit Agreement.

15.         Beneficiaries. If permitted by the Company, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. Except as otherwise provided in an Award agreement, if no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate or to any person who has the right to acquire the Award by bequest or inheritance.

16.         Approval of Holders of Capital Stock. If required by Applicable Laws, continuance of the Plan shall be subject to approval by the holders of capital stock of the Company within 12 months before or after the date the Plan is adopted or, to the extent required by Applicable Laws, any date the Plan is amended. Such approval shall be obtained in the manner and to the degree required under Applicable Laws.

17.         Addenda. The Administrator may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards to Employees or Consultants, which Awards may contain such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.

18.         Information to Holders of Options. In the event the Company is relying on the exemption provided by Rule 12h-1(f) under the Exchange Act, the Company shall provide the information described in Rule 701(e)(3), (4) and (5) of the Securities Act of 1933, as amended, to all holders of Options in accordance with the requirements thereunder until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Company may request that holders of Options agree to keep the information to be provided pursuant to this Section confidential. If the holder does not agree to keep the information to be provided pursuant to this Section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 12h-1(f)(1) of the Exchange Act.

ADDENDUM A

Social Finance, Inc., 2011 Stock Plan

(California Participants)

Prior to the date, if ever, on which the Common Stock becomes a Listed Security and/or the Company is subject to the reporting requirements of the Exchange Act, the terms set forth herein shall apply to Awards issued to California Participants. All capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Plan.

1.           The following rules shall apply to any Option in the event of termination of the Participant’s Continuous Service Status:

(a)          If such termination was for reasons other than death, “Permanent Disability” (as defined below), or Cause, the Participant shall have at least 30 days after the date of such termination to exercise his or her Option to the extent the Participant is entitled to exercise on his or her termination date, provided that in no event shall the Option be exercisable after the expiration of the term as set forth in the Option Agreement.

(b)          If such termination was due to death or Permanent Disability, the Participant shall have at least 6 months after the date of such termination to exercise his or her Option to the extent the Participant is entitled to exercise on his or her termination date, provided that in no event shall the Option be exercisable after the expiration of the term as set forth in the Option Agreement.

“Permanent Disability” for purposes of this Addendum shall mean the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Company or any Parent or Subsidiary because of the sickness or injury of the Participant.

2.           Notwithstanding anything to the contrary in Section 11(a) of the Plan, the Administrator shall in any event make such adjustments as may be required by Section 25102(o) of the California Corporations Code.

3.           Notwithstanding anything stated herein to the contrary, no Option shall be exercisable on or after the 10th anniversary of the date of grant and any Award agreement shall terminate on or before the 10th anniversary of the date of grant.

4.         The Company shall furnish summary financial information (audited or unaudited) of the Company’s financial condition and results of operations, consistent with the requirements of Applicable Laws, at least annually to each California Participant during the period such Participant has one or more Awards outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such Participant owns such Shares. The Company shall not be required to provide such information if (i) the issuance is limited to key persons whose duties in connection with the Company assure their access to equivalent information or (ii) the Plan or any agreement complies with all conditions of Rule 701 of the Securities Act of 1933, as amended; provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

Social Finance, Inc.

2011 Stock Plan

EXERCISE AGREEMENT

This Exercise Agreement (this “Agreement”) is made as of __________, by and between Social Finance, Inc., a Delaware corporation (the “Company”), and ____________ (“Purchaser”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Company’s 2011 Stock Plan (the “Plan”) and the Option Agreement (as defined below).

1.	Exercise of Option. Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his or her option to purchase _________ shares of the Common Stock (the “Shares”) of the Company under and pursuant to the Plan, the Notice of Stock Option Grant and the Stock Option Agreement granted ____________ (the “Option Agreement”). The purchase price for the Shares shall be ________ USD per Share for a total purchase price of ___________ USD. The term “Shares” refers to the purchased Shares and all securities received in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2.	Time and Place of Exercise. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement, the payment of the aggregate exercise price by any method listed in Section 4 of the Option Agreement, and the satisfaction of any applicable tax, withholding, required deductions or other payments, all in accordance with the provisions of Section 3(b) of the Option Agreement. The Company shall issue the Shares to Purchaser by entering such Shares in Purchaser’s name as of such date in the books and records of the Company or, if applicable, a duly authorized transfer agent of the Company, against payment of the exercise price therefor by Purchaser. If applicable, the Company will deliver to Purchaser a certificate representing the Shares as soon as practicable following such date.

3.	Limitations on Transfer. In addition to any other limitation on transfer created by Applicable Laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the provisions below and Applicable Laws.

a.	Right of First Refusal. Before any Shares held by Purchaser or any transferee of Purchaser (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 3(a) (the “Right of First Refusal”).

i.	Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the terms and conditions of each proposed sale or transfer, including (without limitation) the purchase price for such Shares (the “Purchase Price”). The Holder shall offer the Shares at the Purchase Price and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

ii.	Exercise of Right of First Refusal. At any time within 30 days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase any or all of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the Purchase Price. If the Purchase Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

iii.	Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within 60 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

iv.	Holder’s Right to Transfer. If any of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 3(a), then the Holder may sell or otherwise transfer any unpurchased Shares to that Proposed Transferee at the Purchase Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any Applicable Laws and the Proposed Transferee agrees in writing that the provisions of this Section 3 shall continue to apply to the Shares in the hands of such Proposed Transferee. The Company, in consultation with its legal counsel, may require the Holder to provide an opinion of counsel evidencing compliance with Applicable Laws. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

v.	Exception for Certain Family Transfers. Anything to the contrary contained in this Section 3(a) notwithstanding, the transfer of any or all of the Shares during Holder’s lifetime or on Holder’s death by will or intestacy to Holder’s Immediate Family or a trust for the benefit of Holder’s Immediate Family shall be exempt from the provisions of this Section 3(a). “Immediate Family” as used herein shall mean lineal descendant or antecedent, spouse (or spouse’s antecedents), father, mother, brother or sister (or their descendants), stepchild (or their antecedents or descendants), aunt or uncle (or their antecedents or descendants), brother-in-law or sister-in-law (or their antecedents or descendants) and shall include adoptive relationships. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 3, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 3.

b.	Company’s Right to Purchase upon Involuntary Transfer. In the event of any transfer by operation of law or other involuntary transfer (including death or divorce, but excluding a transfer to Immediate Family as set forth in Section 3(a)(v) above) of all or a portion of the Shares by the record holder thereof, the Company shall have an option to purchase any or all of the Shares transferred at the greater of the purchase price paid by Purchaser pursuant to this Agreement or the Fair Market Value of the Shares on the date of transfer (as determined by the Company). Upon such a transfer, the Holder shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of 30 days following receipt by the Company of written notice from the Holder.

c.	Assignment. The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any holder or holders of capital stock of the Company or other persons or organizations.

d.	Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement and the terms of the Option Agreement, including, without limitation, Section 7 of the Option Agreement. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.

e.	Termination of Rights. The Right of First Refusal granted the Company by Section 3(a) above and the option to repurchase the Shares in the event of an involuntary transfer granted the Company by Section 3(b) above shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act. Upon termination of such transfer restrictions, the Company will remove any stop-transfer notices referred to in Section 5(b) below and related to the restrictions in this Section 3 and, if certificates are issued, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in Section 5(a)(ii) below and delivered to Holder.

f.	Share Transfer Fees. Company may, in its sole discretion, charge a share transfer fee for any future transfers of Shares by Purchaser. Such share transfer fee shall be set-out in the relevant share transfer agreement.

4.	Investment and Taxation Representations. In connection with the purchase of the Shares, Purchaser represents to the Company the following:

a.	Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing the Shares for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Purchaser does not have any present intention to transfer the Shares to any other person or entity.

b.	Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

c.	Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the securities.

d.	Purchaser is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Purchaser understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144, which rule requires, among other things, that the Company be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this Section 4(d), Purchaser acknowledges and agrees to the restrictions set forth in Section 4(e) below.

e.	Purchaser further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

f.	Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

5.	Restrictive Legends and Stop-Transfer Orders.

a.	Legends. Any certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

i.	“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

ii.	“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE Company AND THE stockholder, A COPY OF WHICH IS ON FILE WITH AND MAY BE OBTAINED FROM THE SECRETARY OF THE Company.”

b.	Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

c.	Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

6.	No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent, subsidiary or affiliate of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without cause.

7.	Lock-Up Agreement. The lock-up provisions set forth in Section 7 of the Option Agreement shall apply to the Shares issued upon exercise of the Option hereunder and Purchaser reaffirms Purchaser’s obligations set forth therein.

8. Miscellaneous.

a.	Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States located in California and no other courts.

b.	Entire Agreement; Enforcement of Rights. This Agreement, together with the Option Agreement and the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior or contemporaneous discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

c.	Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

d.	Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address or fax number as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

e.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

f.	Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

g.	Reserved

h.	California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

The parties have executed this Exercise Agreement as of the date first set forth above.

The Company:

Social Finance, Inc.

By:	/s/ Anthony Noto

Name:	Anthony Noto

Title:	CEO

Address:One Letterman Dr.,

Bldg. A Suite 4700

San Francisco, CA 94129

Fax:	________________________________

OPTIONEE:

(Print Name)

(Signature)

Address:

Fax:

email:

I, ____________________, spouse of ____________________ (“Purchaser”), have read and hereby approve the foregoing Agreement. In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be bound irrevocably by the Agreement and further agree that any community property or other such interest that I may have in the Shares shall hereby be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

SOCIAL FINANCE, INC.

2011 STOCK PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

###PARTICIPANT_NAME###

###HOME_ADDRESS###

You have been granted a restricted stock unit award covering the number of units (the “RSUs”) set forth below, each of which represents one (1) share of the Common Stock of Social Finance, Inc., a Delaware corporation (the “Company”).  The RSUs are subject to all of the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”), the attached Restricted Stock Unit Agreement (the “RSU Agreement”) and the 2011 Stock Plan (the “Plan”), all of which are attached hereto and incorporated herein in their entirety.  Unless otherwise defined in this Grant Notice, the terms used in this Grant Notice shall have the meanings defined in the Plan.  In the event of any conflict between the terms of this Grant Notice and the Plan, the terms of the Plan will control.

Employee Number:	###EMPLOYEE_NUMBER###
Date of Grant:	###GRANT_DATE###
Grant ID Number:	###EMPLOYEE_GRANT_NUMBER###
Total Number of RSUs:	###TOTAL_AWARDS###
Vesting Commencement Date:	###ALTERNATIVE_VEST_BASE_DATE###

Vesting Schedule:

###VEST_SCHEDULE_DESCRIPTION###

Each tranche of RSUs that vests, or is scheduled to vest, pursuant to this Grant Notice is hereby designated as a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

Notwithstanding the above vesting schedule and anything to the contrary in the Plan, this Grant Notice, the RSU Agreement or any other prior or future agreement that purportedly applies to the RSUs:

in no event shall the vesting or settlement of the RSUs be accelerated or deferred in connection with any event or otherwise unless such acceleration or deferral is specifically approved by the Board or the Compensation Committee after taking into account the impact of such acceleration or deferral under the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, the regulations and other guidance there under and any state law of similar effect (collectively “Section 409A”).

Issuance Schedule:

RSUs that vest shall be settled in Shares on a date determined by the Company, in its sole and absolute discretion, that is on or before the date that is four (4) months following the applicable vesting date or, if earlier, the later of (A) March 15th of the year following the year in which the vesting date occurs, and (B) the fifteenth (15th) day of the third month of the Company’s tax year following the year in which the vesting date occurs.

For purposes of clarity, the Company shall not be required to settle all vested RSUs on the same date during the applicable periods set forth above.  Further, notwithstanding anything stated herein, in the RSU Agreement, the Plan or any other agreement applicable to the RSUs, the Company shall have the discretion to settle the RSUs prior to the time set forth herein to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4).

Expiration Date:	This Grant Notice and the RSU Agreement shall expire and have no force or effect upon the earlier of (i) the date on which all RSUs set forth herein have either been settled or forfeited pursuant to the terms of this Grant Notice, the RSU Agreement (including, but not limited to, Section 4 therein), or the Plan, or (ii) the tenth (10th) annual anniversary of the Date of Grant ((i) or (ii), the “RSU Expiration”). Upon the RSU Expiration, all RSUs shall be immediately forfeited to the Company and all rights of Participant to such RSUs shall immediately terminate.

[Signature Page Follows]

By your signature and the signature of the Company’s representative below or by otherwise accepting this grant, you and the Company agree that this Award is granted under and governed by the terms and conditions of this Grant Notice and the Plan and the RSU Agreement, both of which are attached to and made a part of this Grant Notice.  In addition, you agree and acknowledge that your rights to any shares underlying this Award will vest only as you provide services to the Company over time, that the grant of this Award is not as consideration for services you rendered to the Company prior to your date of hire, and that nothing in this Grant Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause, subject to Applicable Laws.  You further acknowledge and agree that you have reviewed the Plan and the RSU Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to accepting the RSUs and fully understand all provisions of the Plan, this Grant Notice and the RSU Agreement.  You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and RSU Agreement.

THE COMPANY:

Social Finance, Inc.

By:###NOTO###

(Signature)

Name:	Anthony Noto

Title:	CEO

Address:	One Letterman Dr.

Building A, Suite 4700 San Francisco, CA 94129

Fax:

OPTIONEE:

###PARTICIPANT_NAME###

(Print Name)

(Signature)

Address:###HOME_ADDRESS###

Fax:

email:

SOCIAL FINANCE, INC.

2011 STOCK PLAN

RESTRICTED STOCK UNIT AGREEMENT

1.         Grant of Restricted Stock Units. Social Finance, Inc., a Delaware corporation (the “Company”), hereby grants to the person (the “Participant”) named in the Restricted Stock Unit Grant Notice (the “Grant Notice”), a restricted stock unit award covering the number of units (the “RSUs”) set forth in the Grant Notice, each of which represents one (1) share of the Company’s Common Stock (the “Shares”), subject to the terms, definitions and provisions of the Social Finance, Inc. 2011 Stock Plan (the “Plan”) adopted by the Company, which is incorporated in this Restricted Stock Unit Agreement (the “Agreement”) by reference.  Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

2.         No Stockholder Rights.  Unless and until such time as Shares are issued pursuant to the Agreement in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs, including, without limitation, no right to dividends (or dividend equivalents) or to vote such Shares.

3.         No Transfer.  The Grant Notice, this Agreement, the RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

4.         Termination.  If Participant’s Continuous Service Status terminates at any time for any reason, all RSUs for which vesting is no longer possible under the terms of the Grant Notice and this Agreement shall be forfeited to the Company on the termination date of Continuous Service Status, and all rights of Participant to such RSUs shall immediately terminate at such time.  Further, for purposes of the RSUs, Participant’s Continuous Service Status will be considered terminated as of the date Participant is no longer actively providing services to the Company, its Parent, Subsidiaries or Affiliates (the “Company Group”), regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any  (the “Termination Date”), and, unless otherwise determined by the Company, Participant’s right to vest in the RSUs will terminate as of such date and will not be extended by any contractual notice period or any period of “garden leave” or similar notice period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any.  The Company shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the RSUs (including, subject to the terms of the Plan and Applicable Laws, whether Participant may still be considered to be providing services while on a leave of absence).

5.         Responsibility for Taxes.  As a condition to the grant, vesting, and settlement of the RSUs, Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items or required deductions or payments legally applicable to him or her and related to the receipt, vesting or settlement of the RSUs, the issuance or subsequent sale of the Shares allocated to the RSUs, or the participation in the Plan (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to the RSUs or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company or any member of the Company Group pursuant to Applicable Law), such as, but not limited to, personal income tax returns or reporting statements in relation to the receipt, vesting or settlement of the RSUs, the issuance of the Shares allocated to the RSUs, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends.

Participant further acknowledges that the Company and/or the Employer:  (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the receipt, vesting or settlement of the RSUs, the issuance or subsequent sale of the Shares allocated to the RSUs and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.  Participant also understands that Applicable Laws may require varying RSU or Share valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Participant under Applicable Laws.

Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their tax and/or withholding obligations with regard to all Tax-Related Items by (i) withholding from Participant’s wages or other compensation paid to Participant by the Company or the Employer, (ii) withholding from proceeds of the sale of Shares acquired pursuant to the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent, (iii) withholding Shares that would otherwise be issued upon settlement of the RSUs or (iv) such other method as determined by the Company or the Employer to be in compliance with Applicable Laws. Notwithstanding the foregoing, Participant may elect to satisfy such tax and/or withholding obligations in cash by notifying the Company prior to the applicable vesting date in accordance with the procedure and completion of forms (if any) prescribed by the Company.

Depending on the method of satisfying the tax and/or withholding obligations with regard to the Tax-Related Items, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable tax or withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld or over-paid amount in cash and will have no entitlement to the Share equivalent.

Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to pay, withhold or account for as a result of Participant’s receipt, vesting or settlement of the RSUs, the issuance or subsequent sale of the Shares allocated to the RSUs or the participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

6.         Nature of Grant.  In accepting the RSUs, Participant acknowledges, understands and agrees that:

1.	the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

2.	the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;

3.	all decisions with respect to future restricted stock units or other grants, if any, will be at the sole discretion of the Company;

4.	Participant is voluntarily participating in the Plan;

5.	the RSUs and the Shares allocated to the RSUs are not intended to replace any pension rights or compensation and are outside the scope of Participant’s employment contract, if any;

6.	the RSUs and the Shares allocated to the RSUs, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

7.	the future value of the Shares is unknown, indeterminable, and cannot be predicted with certainty;

8.	if the RSUs are settled and Participants receives some or all of the Shares allocated to the RSUs, the value of such Shares may increase or decrease in value;

9.	no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the termination of Participant’s Continuous Service Status (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the grant of the RSUs to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or any of its Parents, Subsidiaries or Affiliates (collectively, the “Company Group”), waives his or her ability, if any, to bring any such claim, and releases the Company Group from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

10.	unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

11.	no entity in the Company Group shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar or the selection by the Company or any member of the Company Group in its sole discretion of an applicable foreign exchange rate that may affect the value of the RSUs (or the calculation of income or Tax-Related Items thereunder) or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of the Shares allocated to the RSUs.

7.         Limitations on Transfer of Shares.  In addition to any other limitation on transfer created by Applicable Laws, this Agreement, the Grant Notice and the Plan, Participant shall not assign, encumber or dispose of any interest in the Shares issued pursuant to this Agreement except in compliance with the provisions below and Applicable Laws.

1.	Right of First Refusal. Before any Shares held by Participant or any transferee of Participant (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares issued pursuant to this Agreement on the terms and conditions set forth in this Section 7(a) (the “Right of First Refusal”).

1.	Notice of Proposed Transfer. The Holder of the Shares issued pursuant to this Agreement shall deliver to the Company a written notice (the “Notice”) stating: (A) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (B) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (C) the number of Shares to be transferred to each Proposed Transferee; and (D) the terms and conditions of each proposed sale or transfer, including (without limitation) the purchase price for such Shares (the “Purchase Price”). The Holder shall offer the Shares at the Purchase Price and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

2.	Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase any or all of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the Purchase Price. If the Purchase Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

3.	Payment. Payment of the Purchase Price shall be made, at the election of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness or by any combination thereof within 60 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

4.	Holder’s Right to Transfer. If any of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 7(a), then the Holder may sell or otherwise transfer any un purchased Shares to that Proposed Transferee at the Purchase Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any Applicable Laws and the Proposed Transferee agrees in writing that the provisions of this Section 7 and the waiver of statutory information rights in Section 14 shall continue to apply to the Shares in the hands of such Proposed Transferee. The Company, in consultation with its legal counsel, may require the Holder to provide an opinion of counsel evidencing compliance with Applicable Laws. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

5.	Exception for Certain Family Transfers. Anything to the contrary contained in this Section 7(a) notwithstanding, the transfer of any or all of the Shares issued pursuant to this Agreement during Holder’s lifetime or on Holder’s death by will or intestacy to Holder’s Immediate Family or to a trust for the benefit of Holder’s Immediate Family shall be exempt from the provisions of this Section 7(a). “Immediate Family” as used herein shall mean lineal descendant or antecedent, spouse (or spouse’s antecedents), father, mother, brother or sister (or their descendants), stepchild (or their antecedents or descendants), aunt or uncle (or their antecedents or descendants), brother-in-law or sister-in-law (or their antecedents or descendants) and shall include adoptive relationships. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 7, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 7.

2.	Company’s Right to Purchase upon Involuntary Transfer. In the event of any transfer by operation of law or other involuntary transfer (including death or divorce, but excluding a transfer to Immediate Family as set forth in Section 7(a)(v) above) of all or a portion of the Shares by the record holder thereof, the Company shall have an option to purchase any or all of the Shares transferred at the Fair Market Value of the Shares on the date of transfer (as determined by the Company). Upon such a transfer, the Holder shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of 30 days following receipt by the Company of written notice from the Holder.

3.	Assignment. The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any holder or holders of capital stock of the Company or other persons or organizations.

4.	Restrictions Binding on Transferees. All transferees of Shares issued pursuant to this Agreement or any interest therein will receive and hold such Shares issued pursuant to this Agreement or interest subject to the provisions of this Agreement. Any sale or transfer of the Shares issued pursuant to this Agreement shall be void unless the provisions of this Agreement are satisfied.

5.	Termination of Rights. The Right of First Refusal granted the Company by Section 7(a) above and the option to purchase the Shares in the event of an involuntary transfer granted the Company by Section 7(b) above shall terminate upon an the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). Upon termination of such transfer restrictions, the Company will remove any stop-transfer notices referred to in Section 12(b) below and related to the restriction in this Section 7 and, if certificates are issued, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in Section 12(a)(ii) below and delivered to Holder.

8.         Investment and Taxation Representations.  In connection with the receipt of the RSUs and the Common Stock upon settlement of the RSUs, Participant represents to the Company the following:

(a)       Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares issued pursuant to this Agreement.  Participant is or will be acquiring the Shares for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law.  Participant does not have any present intention to transfer the Shares issued pursuant to this Agreement to any other person or entity.

(b)       Participant understands that the Shares issued pursuant to this Agreement have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein.

(c)       Participant further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Participant further acknowledges and understands that the Company is under no obligation to register the securities.

(d)       Participant is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.  Participant understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144, which rule requires, among other things, that the Company be subject to the reporting requirements of the Exchange Act, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions.  Notwithstanding this Section 8(d), Participant acknowledges and agrees to the restrictions set forth in Section 8(e) below.

(e)       Participant further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(f)        Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s receipt of the RSUs, the vesting and/or settlement of the RSUs, the issuance of Shares allocated to the RSUs and/or the disposition of such Shares.  Participant represents that Participant has consulted any tax consultants Participant deems advisable in connection with the receipt of the RSUs, the vesting and/or settlement of the RSUs, the issuance of Shares allocated to the RSUs and/or the disposition of such Shares and that Participant is not relying on the Company for any tax advice.

9.         Section 409A.  All payments made and benefits provided under this Agreement are intended to be exempt from the requirements of Section 409A to the maximum extent permitted pursuant to Treasury Regulation Section 1.409A-1(b)(4) so that none of the payments or benefits will be subject to the adverse tax penalties imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt.  In no event will the Company reimburse Participant for any taxes or other penalties that may be imposed on Participant as a result of Section 409A and, by accepting the RSUs, Participant hereby indemnifies the Company for any liability that arises as a result of Section 409A.

10.       Securities Law Compliance.  Notwithstanding anything to the contrary contained herein, Shares will not be issued pursuant to this Agreement unless the Shares are then registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  The issuance of Shares pursuant to this Agreement also must comply with other Applicable Laws and regulations governing the RSUs, and the Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon settlement of the RSUs unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.

11.       Lock-Up Agreement.  In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, Participant hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering. In addition, upon request of the Company or the underwriters managing a public offering of the Company’s securities (other than the initial public offering), Participant hereby agrees to be bound by similar restrictions, and to sign a similar agreement, in connection with no more than one additional registration statement filed within 12 months after the closing date of the initial public offering, provided that the duration of the lock-up period with respect to such additional registration shall not exceed 90 days from the effective date of such additional registration statement. Notwithstanding the foregoing, if during the last 17 days of the restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this subsection shall continue to apply until the end of the third trading day following the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond 216 days after the effective date of the registration statement. Notwithstanding the foregoing, the Company shall use its best efforts to cause any such agreement to contain a phased release from the lock-up period contained in the agreement based on the Company’s achievement of certain performance milestones. Any waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all securityholders subject to such agreements pro rata based on the number of shares subject to such agreements.

12.       Restrictive Legends and Stop-Transfer Orders:

1.	Legends. Any certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by the Company or applicable state and federal corporate and securities laws):

1.	“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

2.	“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH AND MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.”

2.	Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

3.	Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares issued pursuant to this Agreement that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

13.       No Employment Rights.  Nothing contained in this Agreement is intended to constitute or create a contract of employment, nor shall it constitute or create the right to remain associated with or in the employ of the Company or any Subsidiary or Affiliate for any particular period of time.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent, subsidiary or affiliate of the Company, to terminate Participant’s employment or consulting relationship, for any reason, with or without cause.

14.       Waiver of Statutory Information Rights.  Participant acknowledges and understands that, but for the waiver made herein, upon delivery of any Shares issued to Participant pursuant to this Agreement, Participant would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the General Corporation Law of Delaware (any and all such rights, and any and all such other rights of Participant as may be provided for in Section 220, the “Inspection Rights”).  In light of the foregoing, until an IPO, Participant hereby unconditionally and irrevocably waives the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights.  The foregoing waiver applies to the Inspection Rights of Participant in Participant’s capacity as a stockholder and shall not affect any rights of a director, in his or her capacity as such, under Section 220.  The foregoing waiver shall not apply to any contractual inspection rights of Participant under any written agreement with the Company.

15.       No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s receipt, vesting or settlement of the RSUs or the Shares allocated thereto or the sale of such Shares.  Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan and the RSUs before accepting the RSUs or otherwise taking any action related to the RSUs or the Plan.

16.       Reserved.

17.       Miscellaneous.

1.	Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States located in California and no other courts.

2.	Entire Agreement; Enforcement of Rights. This Agreement, together with the Grant Notice and the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior or contemporaneous discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

3.	Severability. If one or more provisions of this Agreement, the Grant Notice or the Plan are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, the Grant Notice and the Plan, (ii) the balance of the Agreement, the Grant Notice and the Plan shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement, the Grant Notice and the Plan shall be enforceable in accordance with its terms.

4.	Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares allocated to the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Participant also acknowledges that the Applicable Laws of the country in which Participant is residing or working at the time of grant, vesting and settlement of the RSUs or the sale of Shares received pursuant to the RSUs (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject Participant to additional procedural or regulatory requirements that Participant is and will be solely responsible for and must fulfill.

5.	Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or forty-eight (48) hours after being deposited in the U.S. mail or a comparable foreign mail service, as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address, email or fax number as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

6.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

7.	Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Participant under this Agreement may only be assigned with the prior written consent of the Company.

8.	Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Agreement or any notices required by Applicable Law or the Company’s Certificate of Incorporation or Bylaws by email or any other electronic means. Participant hereby consents to (i) conduct business electronically (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

9.	California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.